SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2002

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	86-0824673 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive, Suite 110
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURE

Item 4. Changes in Registrant’s Certifying Accountant.

     On July 17, 2002, the Board of Directors of Novatel Wireless, Inc. (the “Company”), upon recommendation of its Audit Committee, decided not to engage Arthur Andersen LLP (“Andersen”) as the Company’s principal public accountants and engaged KPMG LLP (“KPMG”) to serve as the Company’s principal public accountants for fiscal year 2002.

     Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through March 31, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a) (1) (v) of Regulation S-K.

     During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through March 31, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2002

NOVATEL WIRELESS, INC.

By:	/s/ Melvin L. Flowers Melvin L. Flowers Senior Vice President of Finance, Chief Financial Officer and Secretary